Exhibit 99.1

DESTINATION MATERNITY CORPORATION

CONTACT:

Judd P. Tirnauer

Senior Vice President & Chief Financial Officer

(215) 873-2278

For Immediate Release

DESTINATION MATERNITY CORPORATION

ELECTS MELISSA PAYNER-GREGOR TO BOARD OF DIRECTORS

Philadelphia, PA, August 17, 2009 -- Destination Maternity Corporation (Nasdaq: DEST), the world's leading maternity apparel retailer, today announced that Melissa Payner-Gregor, the Chief Executive Officer of Bluefly, Inc. (Nasdaq: BFLY), has been appointed to the Company's Board of Directors.

Ms. Payner-Gregor has served as Bluefly's Chief Executive Officer since August 2004, having previously served as President of Bluefly from September 2003. Prior to joining Bluefly, Ms. Payner-Gregor held senior management positions with prominent retailers and consumer products companies, including Chief Executive Officer and President of Spiegel Catalog and President of Chico's FAS.

Ed Krell, Chief Executive Officer and Director of Destination Maternity, noted, "We are very pleased to have Melissa join our Board. We believe her broad skill set as a customer-focused merchant with both traditional retail and e-commerce experience will be very valuable to our Company and our stockholders and we look forward to the positive contributions she will make to our Company."

Ms. Payner-Gregor commented, "I couldn't be more pleased to be asked to join the Board of Directors of Destination Maternity. They do a great job bringing a sense of fashion and style to maternity clothing. I look forward to bringing my experience both in fashion and online retail to help the Company continue to serve their customers and to grow."

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Destination Maternity Corporation is the world's largest designer and retailer of maternity apparel, using its quick response replenishment system to "give the customer what she wants, when she wants it." In the United States and Canada, Destination Maternity operates, as of July 31, 2009, 1,085 retail locations, including 728 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and sells on the web through its DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood™ collection through a licensed arrangement at Kohl's® stores throughout the United States and on Kohls.com, and, beginning in October 2009, will also offer its Two Hearts Maternity®  by Destination Maternity collection in Sears® stores and certain Kmart® stores through a leased department relationship with Sears. In addition, Destination Maternity is expanding internationally and has entered into exclusive store franchise and product supply relationships in India and the Middle East.

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the impact of the current global economic slowdown on the retail industry in general and on apparel purchases in particular, our ability to successfully manage our various business initiatives, our ability to successfully implement our merchandise brand and retail nameplate restructuring, the success of our international expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing store base, unusual weather patterns, changes in consumer preferences and spending patterns, demographics and other macroeconomic factors that may impact the level of spending for maternity apparel, overall economic conditions and other factors affecting consumer confidence, expense savings initiatives, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, goodwill impairment charges, ability to hire and develop senior management and sales associates, ability to develop and source merchandise, ability to receive production from foreign sources on a timely basis, potential stock repurchases, potential debt prepayments, changes in market interest rates, war or acts of terrorism and other factors set forth in the Company's periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.